Exhibit 99.1

NEWS RELEASE

For Immediate Release

CATAMARAN AND OPTUMRX TO COMBINE

Clients and individuals will benefit from enhanced services and cost trend management;

combined organization expects to fulfill more than one billion scripts

Combining OptumRx’s unique medical synchronization, information capabilities with Catamaran’s technology leadership and flexible services will advance innovative value-added offerings

Creates business well-positioned to help customers manage growth in high-cost specialty pharmaceuticals

New York, NY and Schaumburg, IL (March 30, 2015) – OptumRx and Catamaran Corporation [NASDAQ: CTRX, TSX: CCT], a leading provider of pharmacy benefit management (“PBM”) services and technology solutions, announced today they have agreed to combine. OptumRx is UnitedHealth Group’s [NYSE: UNH] free-standing pharmacy care services business.

The agreement calls for the acquisition of Catamaran’s outstanding common stock for $61.50 per share in cash. The transaction is expected to close during the fourth quarter of 2015, subject to Catamaran shareholders’ approval, regulatory approvals and other customary closing conditions. The combination diversifies OptumRx’s customer and business mix, while accelerating its technology leadership and flexible service offerings.

The acquisition is expected to be accretive to UnitedHealth Group’s net earnings in the area of $0.30 per share in 2016. UnitedHealth Group plans to finance the acquisition from existing cash resources and new debt. The company affirmed its $6.00 to $6.25 per share earnings outlook assuming the absorption of all merger costs, the ongoing commitment to advance its dividend policy as planned, and a continued but moderated level of share repurchase.

Upon closing, Mark Thierer, Catamaran’s chairman and chief executive officer, will serve as chief executive officer of OptumRx and Timothy Wicks, the current chief executive officer of OptumRx, will become president. Jeff Park, who currently serves Catamaran as executive vice president, Operations, will become the chief operating officer for OptumRx. Jeffrey Grosklags, currently the chief financial officer of OptumRx, will continue in that role.

OptumRx and Catamaran will create significant value for their combined customer base beyond the scale and enhanced service resulting from integration of their businesses. This combination is expected to create a dynamic competitor in the PBM market by combining the strengths of Catamaran’s industry-leading technology platform with the data and analytics capabilities of Optum. The combined company is expected to deliver an innovative and compelling consumer and payer services offering that will link demographic, lab, pharmaceutical, behavioral and medical treatment data to engage individuals to make better decisions as they seek the best, most effective care and improve compliance with pharmaceutical use and care protocols.

OptumRx’s advanced Clinical Synchronization approach connects pharmacy and care management systems, processes and teams to create deeper insights for higher quality, more consistent and compliant patient outcomes and savings for individuals and plan sponsors. Synchronization presents the entire patient health profile, rather than discrete pieces of an individual’s profile – a distinctive and critically important capability given the growth in U.S. spending on specialty pharmaceuticals.

Catamaran offers retail pharmacy network management, mail service pharmacy, pharmacy claims management and patient-centric specialty pharmacy services to a broad client portfolio, including health plans and employers, as well as health care information technology solutions to the industry. In 2015 Catamaran expects to fulfill more than 400 million prescriptions which, combined with OptumRx’s roughly 600 million annual scripts, will enable the combined entity to be a competitive force in the PBM industry. Enhanced purchasing and administrative improvements from the combination are expected to drive substantial value, with the majority of savings expected to directly benefit clients and individuals through reduced costs for prescriptions and enhanced pharmaceutical services.

Both companies have distinctive, rapidly growing specialty pharmacy services businesses. The combined organization will help customers manage the complex costs and outcomes as this portion of the pharmaceutical market expands from an estimated $100 billion in revenues in 2014 to potentially $400 billion annually by 2020.

Larry Renfro, chief executive officer of Optum said, “Catamaran’s capabilities are impressive and their leadership team has delivered the fastest growth in the industry. We believe the combination of the two companies will create a unique offering in the industry unparalleled by current participants. Optum’s longstanding business relationship with Catamaran as a technology partner means we operate on the same adjudication platform, simplifying integration and giving us confidence our combined organizations will quickly become an innovative force moving the pharmacy care services marketplace forward. We believe this combination will create significant value for health plan, government, third party administrator and employer customers and, most importantly, the individual consumers who depend on us for accurate, affordable and convenient pharmacy benefit products and services.”

Mark Thierer, chairman and chief executive officer of Catamaran, said, “Our Board of Directors carefully considered a variety of strategic options and unanimously concluded that this combination is clearly in the best interests of our shareholders. The creation of a differentiated, channel-agnostic delivery model will provide payers and individuals a broader portfolio of services and a deeper product offering while aggressively focusing on managing costs. Together, we believe we will have the talent, scale, technology resources and innovative spirit to build the most modern, effective and consumer-focused PBM in the history of the industry.”

About Catamaran

Catamaran, the industry’s fastest-growing pharmacy benefits manager, helps organizations and the communities they serve take control of prescription drug costs. Managing more than 400 million prescriptions each year on behalf of 35 million members, our flexible, holistic solutions improve patient care and empower individuals to take charge of their health. Processing one in every five prescription claims in the U.S., Catamaran’s skill and scale deliver compelling financial results and sustainable improvement in the overall health of members. Catamaran is headquartered in Schaumburg, Ill., with multiple locations in the U.S. and Canada. For more information, please visit www.CatamaranRx.com, and for industry news and information follow Catamaran on Twitter, @CatamaranCorp.

About OptumRx

OptumRx is an innovative pharmacy benefit management business managing the prescription drug benefits of commercial, Medicare, Medicaid and other governmental health plans, as well as those of employers and unions through a national network of 66,000 community pharmacies and state-of-the-art mail service pharmacies in California and Kansas, both of which have earned the prestigious Verified Internet Pharmacy Practice Sites™ (VIPPS) accreditation by the National Association of Boards of Pharmacy. OptumRx is part of Optum, a leading information and technology-enabled health services business dedicated to making the health system work better for everyone. Visit www.optum.com for more information.

About UnitedHealth Group

UnitedHealth Group (NYSE: UNH) is a diversified health and well-being company dedicated to helping people live healthier lives and making health care work better. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. Through its businesses, UnitedHealth Group serves more than 85 million people worldwide. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Contacts:

Media:	Investors:

Brian Kane	John Penshorn
Optum	UnitedHealth Group
Tel: (952) 917-7244	Tel: (952) 936-7214
brian.kane@optum.com	John_s_penshorn@uhg.com

Tyler Mason	Brett Manderfeld
UnitedHealth Group	UnitedHealth Group
Tel: (424) 333-6122	Tel: (952) 936-7216
tyler.mason@uhg.com	Brett_manderfeld@uhg.com

Lauren Denz	Tony Perkins
Catamaran	Catamaran
Tel: (630) 945-2532	Tel: (312) 261-7805
lauren.auren.denz@catamaranrx.com	tony.perkins@catamaranrx.com

Cautionary Statement Regarding Forward-Looking Statements:

This communication may contain statements, estimates, projections, guidance or outlook that constitute “forward-looking statements” or “forward looking information” as defined under U.S. federal and Canadian provincial securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should” and similar expressions identify forward-looking statements or information, which generally are not historical in nature. Such statements or information may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors, including the failure to complete or receive the anticipated benefits from UnitedHealth Group Incorporated’s (“UnitedHealth Group”) acquisition of Catamaran Corporation (“Catamaran”); the possibility that the parties may be unable to successfully integrate Catamaran’s operations into those of UnitedHealth Group; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Catamaran may not be achieved; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the failure to obtain Catamaran shareholder approval in a timely manner or otherwise; the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the arrangement; UnitedHealth Group and Catamaran are subject to intense competition; factors that affect UnitedHealth Group’s ability to generate sufficient funds to maintain UnitedHealth Group’s quarterly dividend payment cycle; foreign currency translation fluctuations and changes in capital markets conditions, UnitedHealth Group’s capital requirements or its estimated results of operations that may result in debt to capital ratio that is lower or higher than anticipated; and the other factors discussed in “Risk Factors” in UnitedHealth Group’s Annual Report

on Form 10-K for the year ended December 31, 2014, which was filed with the United States Securities and Exchange Commission (“SEC”) on February 10, 2015, and on UnitedHealth Group’s website, at http://www.unitedhealthgroup.com, and UnitedHealth Group’s other filings with the SEC, which are available at http://www.sec.gov, and the other factors discussed in “Risk Factors” in Catamaran’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC and the Canadian Securities Commissions on March 2, 2015, and on Catamaran’s website at www.CatamaranRx.com, and Catamaran’s other filings with the SEC which are available on http://www.sec.gov. UnitedHealth Group and Catamaran assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements or information, which speak only as of the date hereof.

Additional Information and Where to Find It:

This communication may be deemed under U.S. federal securities laws to be solicitation material in respect of the proposed acquisition of Catamaran Corporation by UnitedHealth Group. This communication shall not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. In connection with the proposed acquisition, UnitedHealth Group and Catamaran intend to file relevant materials with the SEC and the Canadian Securities Administrators, as required, including Catamaran’s proxy circular and proxy statement on Schedule 14A. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, SHAREHOLDERS OF CATAMARAN ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND CANADIAN SECURITIES COMMISSIONS, INCLUDING CATAMARAN’S PROXY CIRCULAR AND PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and at the Canadian Securities Administrator’s website, www.sedar.com, and Catamaran shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Catamaran. Such documents are not currently available.

Participants in Solicitation:

UnitedHealth Group and its directors and executive officers, and Catamaran and its directors and executive officers, may be deemed under U.S. federal securities laws to be participants in the solicitation of proxies from the holders of Catamaran common stock in respect of the proposed transaction. Information about the directors and executive officers of UnitedHealth Group can be found in UnitedHealth Group’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 10, 2015, and on UnitedHealth Group’s website, at http://www.unitedhealthgroup.com. Information about the directors and executive officers of Catamaran is set forth in the Proxy Circular and Proxy Statement for Catamaran’s 2015 Annual Meeting of Shareholders, which was filed with the SEC and the Canadian Securities Administrators on March 27, 2015. Investors may obtain additional information regarding the interest of such participants in the proposed transaction by reading the proxy circular and proxy statement regarding the acquisition when it becomes available.